News Release

www.nortelnetworks.com

FOR IMMEDIATE RELEASE	April 24, 2003

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Media: Tina Warren (905) 863-4702 tinawarr@nortelnetworks.com	Investors: (888) 901-7286 (905) 863-6049 investor@nortelnetworks.com

Nortel Networks Shareholders Give Authority to Implement Proposed Stock Consolidation
 Reconfirmation of Amended Shareholder Rights Plan Also Approved

OTTAWA, Ontario — Nortel Networks* Corporation [NYSE/TSX: NT] today announced that at a meeting held in Ottawa, Ontario, its shareholders had given authority to its board of directors to effect a consolidation, also known as a reverse stock split, of all of the issued and outstanding common shares of the company. The company’s board of directors has the authority to implement the consolidation at any time prior to April 15, 2004 and to choose a consolidation ratio between one post-consolidation share for every five pre-consolidation shares and one post-consolidation share for every ten pre-consolidation shares. The board of directors may also choose, in its sole discretion, not to proceed with the consolidation.

The company’s shareholders also approved the reconfirmation of, and certain amendments to, the company’s Shareholder Rights Plan. The amended and restated Shareholder Rights Plan will expire at the annual meeting of shareholders to be held in 2006 unless it is reconfirmed in accordance with the plan at that time.

Nortel Networks is an industry leader and innovator focused on transforming how the world communicates and exchanges information. The company is supplying its service provider and enterprise customers with communications technology and infrastructure to enable value-added IP data, voice and multimedia services spanning Wireless Networks, Wireline Networks, Enterprise Networks and Optical Networks. As a global company, Nortel Networks does business in more than 150 countries. More information about Nortel Networks can be found on the Web at www.nortelnetworks.com.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the severity and duration of the industry adjustment; the sufficiency of our restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; fluctuations in operating results and general industry, economic and market conditions and growth rates; the ability to recruit and retain qualified employees; fluctuations in cash flow; the level of outstanding debt and our current debt ratings; the ability to meet the financial covenant in our credit facilities; the use of cash collateral to support our normal course business activities; the impact of our defined benefit plans and our deferred tax assets on our results of operations, cash flows and compliance with our financial covenant; the ability to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; the dependence on new product development; the uncertainties of the Internet; the impact of the credit risks of our customers and the impact of customer financing and commitments; the impact of supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the future success of our strategic alliances; and the adverse resolution of litigation. For additional information with respect to certain of these and other factors, see the reports filed by Nortel Networks with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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*Nortel Networks, the Nortel Networks logo and the Globemark are trademarks of Nortel Networks.